                                                                     Exhibit 5.1

                      FISHMAN, MERRICK, MILLER, GENELLY,
                              SPRINGER, KLIMEK &
                                ANDERSON, P.C.

                            125 SOUTH WACKER DRIVE
                                  SUITE 2800
                         CHICAGO, ILLINOIS 60606-4402
                                (312) 726-1224
                           FACSIMILE (312) 726-2649
                         EMAIL into@fishmanmerrick.com


                                April 28, 1998

Terrace Holdings, Inc.
1351 N.W. 22nd Street
Pompano Beach, FL 33069

Attention: President

     Re:  Terrace Holdings, Inc.
          Registration Statement on Form SB-2

Ladies and Gentlemen:

     Terrace Holdings, Inc. (the "Company") has filed with the United States Securities and Exchange Commission (the "Commission") a Registration Statement on Form SB-2 (Commission Registration No. 333-45195), with respect to which this opinion is to be an exhibit, relating to the proposed sale by the Company and resale by certain selling securities holders of shares of the Company's common stock, $.001 par value ("Common Stock") and redeemable warrants to purchase Common Stock (collectively, "Warrants') consisting of:

          1. up to 1,437,500 previously registered but unissued shares of Common Stock underlying 1,437,500 previously issued and registered redeemable Warrants;

          2. up to 200,000 previously registered but unissued shares of its Common Stock underlying 200,000 previously issued and registered Warrants ("Lenders' Warrants");

          3.   3,047,650 previously issued Warrants ("Private Placement
     Warrants");

          4. 3,047,650 previously unissued shares of its Common Stock underlying the Private Placement Warrants;

          5. 3,047,650 previously unissued shares of its Common stock reserved for issuance upon conversion of its previously issued 1,523,825 shares of Preferred Stock, $.001 par value ("Preferred Stock");

          6.   200,000 shares previously issued shares of its Common Stock;

          7.   Up to 750,000 previously issued Warrants ("IB Warrants");
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Terrace Holdings, Inc.
April 28, 1998
Page 2


          8. Up to 750,000 previously unissued shares of its Common Stock underlying the IB Warrants;

          9. Up to 250,000 previously unissued shares of Common Stock, underlying 250,000 redeemable warrants previously issued as a finder's fee; and

          10. Up to 320,000 previously unissued shares of its Common Stock, underlying 320,000 previously issued redeemable warrants issued to a director and in connection with a prior acquisition from an unaffiliated third party.

The Registration Statement, as amended, is herein referred to as the "Registration Statement".

     We have acted as securities counsel for the Company in connection with the transactions that are the subject matter of the Registration Statement and are familiar with the various corporate proceedings relating thereto. In connection with the Registration Statement, we have examined such corporate records of the Company and such other instruments, documents and certificates as we have deemed necessary as a basis for this opinion. For purposes of this opinion, we have assumed (i) the accuracy and completeness of all data supplied by the Company, its officers, directors or agents, (ii) that the Commission shall have issued an order under the Securities Act of 1933, as amended, declaring effective the Registration Statement, and (iii) that all requisite authorizations, approvals, consents or exemptions under the securities laws of the various states and other jurisdictions of the United States of America shall have been obtained.

     Based upon the foregoing, we are of the opinion that, the Common Stock and the Warrants, to be sold in accordance with the Registration Statement, are duly authorized and issued, or upon issuance, delivery and sale thereof, for the consideration specified in the Registration Statement, are or will be legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and as a part of, or as an exhibit to, any document that may be filed with respect to the proposed transactions under the securities laws of the various states and other jurisdictions of the United States. We also consent to be named in the Registration Statement and in the Prospectus which
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Terrace Holdings, Inc.
April 28, 1998
Page 3

constitutes a part thereof as the counsel that will pass upon certain legal matters for the Company in connection with the sale of the Company's securities.

                                   Very truly yours,



                                   /s/  Fishman, Merrick, Miller, Genelly,
                                        Springer, Klimek & Anderson, P.C.


                                   Fishman, Merrick, Miller, Genelly,
                                   Springer, Klimek & Anderson, P.C.

FM/BJS/cak